Exhibit 10.7

Unsecured Loan Deed

PT Soho Industri Pharmasi (a company established under the laws of the Republic of Indonesia)

Lender

MARIPOSA HEALTH LIMITED (ACN: 134 154 680)

Borrower

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Summary Provisions

Borrower

Name:	Mariposa Health Limited

Address:	Level 3, 35 Lime Street, Sydney, NSW, 2000

Attention:	Mr Jarrod White

Email:	jarrod@taccountants.com.au

Lender

Name:	PT SOHO INDUSTRI PHARMASI

Incorporation:	a company established under the laws of the Republic of Indonesia

Registered address:	Jl. Pulo Gadung No. 6, Kawasan Industri Pulo Gadung, Jakarta 13920, Indonesia

Attention:	Ludovic Toulemonde / Piero Brambati / Yuliana Tjhai

Emails:	Piero.Brambati@sohoglobalhealth.com;
Yuliana.Tjhai@sohoglobalhealth.com

Repayment Date:	6 May 2018

Governing Law:	New South Wales

Date of this Deed:	6 May 2015

Parties

The Borrower as fully identified in the Summary Provisions.

The Lender as fully identified in the Summary Provisions.

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Background

A:	Mariposa Health Limited (the Borrower) and PT Soho Industri Pharmasi (the Lender) did on 28 September 2010 enter into a Convertible Note Deed

B:	The amount payable under the Convertible Note Deed by Mariposa Health Limited to PT Soho Industri Pharmasi on 22 April 2015 being for principal of AUD$750,000 and includes interest accrued.

D.	PT Soho Industri Pharmasi agrees to convert sixty percent (60%) of the principal and all accrued interest to the date of this Agreement to 6,371,722 shares in Mariposa Health Limited

E.	Mariposa Health Inc. will grant options for a further 437,671 shares in Mariposa Health Inc. to be exercised by PT Soho Industri Pharmasi upon the listing of Mariposa Health Inc. on a recognised exchange (e.g. NASDAQ) as payment in full for the repayment of all remaining debt and interest, unless the value at listing is of the shares is less than the debt, in which case the remaining debt amount will roll over for an additional one year.

F	In the event that the company does not list on the on listing on a recognised exchange, the debt being AUD$368,204 will remain in Mariposa Health Limited (The Debt).

G:	By this Deed the Convertible Note Deed entered into with PT Soho Industri Pharmasi on 28 September 2010 is replaced in all respects by this Deed.

Operative Provisions

1.	Repayment and prepayment

Repayment

1.1	Repayment of 60% of the Convertible Note:

1.1.1	PT Soho Industri Pharmasi agrees to convert sixty percent (60%) of the principal of the Convertible Note ($AUD 750,000) and all accrued interest to the date of this Agreement to 6,371,722 shares in Mariposa Health Limited.

1.2	Repayment of the remaining 40% of the Convertible Note

1.2.1	PT Soho Industri Pharmasi grants to Mariposa Health Inc. the right to call 437,671 Options (Call Options) granted to PT Soho Industri Pharmasi to compel the purchase of shares in Mariposa Health Inc. exercisable at the time of listing on a recognised exchange (e.g. NASDAQ). The exercise price for the options will be the number of share options (437, 671 shares) divided by the outstanding debt amount or the listing price per share on the recognised exchange, whichever is the lower price. If the total exercise price for the 437,671 share options is less than the total debt amount (i.e. the listing price is the exercise price) then clause 1.2.3 will apply. If clause 1.2.3 does not apply then the exercise of the options in consideration for the debt amount will be considered payment in full for all remaining debt and interest.

1.2.2	In the event that Mariposa Health Inc. does not list on a recognised exchange (e.g. NASDAQ), the Borrower shall repay to the Lender the remaining Debt ($AUD 368,024) and the net interest that accrues thereon under the terms of this Deed on 6 May 2018 (the Repayment Date).

1.2.3	In the event that the total exercise price payable for the 437,671 share options in 1.2.1 above, is less than the outstanding debt amount then then the balance of the Debt amount will be rolled over as a Senior Note for an additional 1 year at 12.5% interest p.a. simple interest, payable one year after the Put Options are exercised (the revised Repayment Date).

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1.3	Voluntary Repayment

The Borrower may repay to the Lender the 6 May 2015 Debt together with interest that accrues thereon under the terms of this Deed at any time prior to the Repayment Date in which event interest shall cease to further accrue.

2.	Senior Debt

2.1	The Company agrees that the debt shall rank in priority to all other creditors and be classified as Senior Debt. Moreover the company grants the Lender the right to lodge and secure its interest up to the face value of the debt as a fixed Personal Property Security Interest for the purposes of the Personal Property Securities Act 2009 (Cth).

2.2	The Company agrees to include in any future debt obligations a clause that clearly states that this Senior Debt to PT SOHO Industri Pharmasi is to be paid out prior to any other creditors in any situation including a winding up of the company.

3.	Payments

Payment without deduction

3.1	All payments under this Deed must be made in full in immediately available funds without any deduction, set-off, unless otherwise agreed in writing. For clarity, all payments to be made by the Borrower to the Lender in respect of this Agreement shall be made without deductions or withholdings for taxes, levies, duties or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in the Borrower’s country of domicile or elsewhere (including Indonesia), except as required by law. If the applicable law requires such deductions or withholdings to be made by the Borrower, the amount of payment due by the Borrower to the Lender hereunder shall be increased to an amount which (after making any deduction or withholding required by law) leaves an amount equal to the payment which would have been due if no such deduction or withholding had been required.

4.	Interest

4.1	Interest on the 22 April 2015 Debt will accrue at the rate of 12.5% .p.a. interest, calculated and compounding annually.

5.	Representations and warranties

Representations

5.1	The Borrower represents and warrants to the Lender that:

5.1.1	Status: The Borrower is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

5.1.2	Power: The Borrower has the power to do each of the following:

(a)	To own its property and carry on its business as it is being conducted.

(b)	To enter into, perform and deliver this Deed and the transactions contemplated by it.

5.1.3	Binding obligations: The obligations expressed to be assumed by the Borrower in this Deed are legal, valid, binding and enforceable.

5.1.4	No conflict: The entry into and performance by the Borrower of, and the transactions contemplated by, this Deed do not and will not conflict with any of the following:

(a)	Any law or regulation applicable to it.

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(b)	Its constitutional documents.

(c)	Any Deed or instrument binding on it or any of its property.

5.1.5	Solvent: The Borrower is solvent and able to pay its debts as and when they fall due.

Reliance

5.2	The Borrower acknowledges that the Lender entered into this Deed in reliance on the representations and warranties provided by the Borrower in this Deed.

6.	Undertakings

General undertakings

6.1	So long as any amount is outstanding under this Deed the Borrower undertakes to the Lender that it will do each of the following:

6.1.1	Compliance with laws: Duly and punctually comply in all respects with all laws to which it may be subject.

6.1.2	Records: Keep proper records in relation to its business.

6.1.3	Proceedings: Promptly on becoming aware of them, the details of any proceedings which are current, threatened or pending against the Borrower, and which might, if adversely determined, have a Material Adverse Effect. In this clause “proceedings” means litigation, arbitration, administrative or investigative proceedings of or before any court, arbitral body or agency, tax or government authority.

6.1.4	Notification of default: Promptly on becoming aware of either of the following, a notice of the event:

(a)	The occurrence of an Event of Default (and the steps, if any, being taken to remedy it).

(b)	Any other occurrence which would, if a notice were given or a time period set out in the relevant Event of Default ended, become an Event of Default.

6.1.5	Perform its obligations: perform, fulfil and observe all of its obligations under this Deed.

6.1.6	Consents and approvals: ensure that all consents, licences, approvals or authorisations (if any) of any government body required for the validity and enforceability of this Deed and the performance of its obligations under this Deed are obtained and promptly renewed and maintained in full force and effect and, if requested, it will provide promptly copies to the Lender when they are obtained or renewed.

6.1.7	No Encumbrances: it will not create, permit or suffer to exist any Encumbrance over all or any of its assets except for:

6.1.7.1	Encumbrances consented to in writing by the Lender;

6.1.7.2	liens arising by operation of law in the ordinary course of day-to-day trading and securing obligations not more than 60 days old; and

6.1.7.3	arrangements constituted by retention in connection with the acquisition of goods in the ordinary course of its business.

7.	Events of Default

Events of Default

7.1	An Event of Default occurs if any of the following occurs without the consent of, or unless waived by, the Lender:

7.1.1	Non-payment: The Borrower does not pay at or before the due time and on the due date and in the specified manner, any amount payable by it under this Deed (including all outstanding interest, costs and expenses) at the place and in the currency in which it is payable.

7.1.2	Other breach: The Borrower breaches any undertaking given at any time to the Lender or fails to comply with any condition imposed by the Lender in agreeing to any matter (including any waiver) or fails to perform any obligation it has under this Deed and fails to rectify the breach or non-compliance within 14 days of the occurrence of the breach or non-compliance.

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7.1.3	Insolvency proceedings: Any corporate action, legal proceedings or other procedure or step is taken in relation to any of the following:

(a)	The suspension of payments, a moratorium of any debts, winding-up, liquidation, dissolution, administration or reorganisation (by way of a formal or informal arrangement or compromise or otherwise) of the Borrower.

(b)	A composition, assignment or arrangement with any creditor of the Borrower.

(c)	The appointment of a liquidator (other than in respect of a solvent liquidation), receiver, receiver and manager, administrator, administrative receiver, compulsory manager or other similar person in respect of the Borrower or any of its property.

(d)	Enforcement of any charge, mortgage, pledge or other security interest over any property of the Borrower.

7.1.4	Inability to pay its debts: the Borrower becomes, or admits in writing that it is, or is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts.

7.1.5	Change in control: The Borrower experiences a Change in Control without obtaining the prior consent of the Lender.

7.1.6	Untrue representations: any representation, warranty or statement made or repeated or deemed to be made or repeated in this Deed or any accounts or opinion furnished under this Deed is untrue in any material respect when made or repeated or deemed to be made repeated or furnished (as the case may be).

7.1.7	Unauthorised borrowing: the Borrower obtains further finance from any other person without the prior written consent of the Lender.

7.1.8	Prior borrowing: any prior borrowing of the Borrower becomes, or becomes capable of being declared, prematurely due and payable as a result of a default or an event of default howsoever described in any document or instrument relating to that prior borrowing or any sum payable in respect of any prior borrowing is not paid when due.

7.1.9	Granting Encumbrances: the Borrower grants any Encumbrance in favour of another person without the prior written consent of the Lender.

7.1.10	Default under existing Encumbrances: the Borrower defaults in fully performing, observing or fulfilling any of the material terms, covenants or conditions of any Encumbrance relating to any of its assets or any Encumbrance relating to any of its assets otherwise becomes enforceable.

7.1.11	Crystallisation of security: any Encumbrance which is a floating security over any asset of the Borrower crystallises into, or otherwise becomes, a fixed or specific security.

7.1.12	Litigation: any litigation, arbitration, criminal or administrative proceedings are current or pending or, to the knowledge of the Borrower, threatened, which if adversely determined would have a Material Adverse Effect on its business, assets or financial condition.

7.1.13	Cease business: the Borrower ceases to carry on all or a substantial part of its business.

7.1.14	Failure to comply with laws: the Borrower fails to duly and punctually comply with all statutes and other laws binding on it which could have a Material Adverse Effect on its ability to perform any of its obligations under this Deed.

7.1.15	Government action: any government body takes any action, or there is any claim or requirement of substantial expenditure or alteration of activity under any law which may have a Material Adverse Effect on the financial condition of the Borrower, or any circumstances arise which in the reasonable opinion of the Lender may give rise to such action, claim, requirement or breach.

7.1.16	Material adverse change: any other event or series of events whether related or not (including, without limitation, any material adverse change in the business assets or financial condition of the Borrower) occurs which in the opinion of the Lender could affect the ability or willingness of the Borrower to perform, observe and fulfil all or any of its respective obligations under this Deed.

Consequences of an Event of Default

7.2	Following the occurrence of an Event of Default, the Lender may do any of the following:

7.2.1	Declare all Advances and any other amount payable under this Deed as either immediately payable or payable on demand, in which case they will become so.

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7.2.2	Take any other action available to the Lender under this Deed, any other document or at law.

8.	Indemnity

8.1	The Borrower indemnifies the Lender against any loss, liability, cost or expense (including legal costs on a full indemnity basis) and taxes incurred or suffered because the Borrower fails to comply with its obligations to the Lender under this Deed.

8.2	The Borrower indemnifies the Lender and each of the Lender's agents and employees against any claim or proceeding that is made, threatened or commenced, and any loss, liability, cost or expense (including legal costs on a full indemnity basis) and taxes they incur or suffer in exercising or attempting to exercise the Lender's powers under this Deed.

9.	Notices

Giving notices

9.1	Any notice or communication given to a party under this Deed is only given if it is in writing and sent in one of the following ways:

9.1.1	Delivered or posted to that party at its address and marked for the attention of the relevant department or officer set out in the Summary Provisions.

9.1.2	Emailed to that party at its Email address and marked for the attention of the relevant department or officer as set out in the Summary Provisions.

Change of address or Email address

9.2	If a party gives the other party 3 business days' notice of a change of its address or Email address, any notice or communication is only given by that other party if it is delivered, posted or Emailed to the latest address or Email address.

Time notice is given

9.3	Any notice or communication is to be treated as given at the following time:

9.3.1	To the Borrower:

(a)	If it is delivered, when it is left at the Borrower’s address;

(b)	If it is sent by post, 2 business days after it is posted; or

(c)	If it is sent by email, as soon as the sender receives from the sender’s email a report of an error free transmission to the correct Email address.

9.3.2	To The Lender, when it is actually received.

9.4	However, if any notice or communication is given, on a day that is not a Business Day or after 5pm on a Business Day, in the place of the party to whom it is sent, it is to be treated as having been given at the beginning of the next Business Day.

10.	Goods and services tax

Definitions

10.1	In this clause:

a.	words and expressions that are not defined in this Deed but which have a defined meaning in the GST Law have the same meaning as in the GST Law; and

b.	GST Law has the meaning given to that term in the A New Tax System (Goods and Services Tax) Act 1999.

GST Exclusive

10.2	Except as otherwise provided by this clause, all consideration payable under this Deed in relation to any supply is exclusive of GST.

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11.	Miscellaneous

Assignment

11.1	The Lender can assign, transfer and grant security over any of its rights and obligations under this Deed without obtaining the Borrower’s consent.

11.2	The Borrower can only assign or deal with any of its rights and obligations under this Deed with the Lender's consent.

Entire Agreement

11.3	This Deed sets out the entire Deed between the parties in relation to its subject matter. Accordingly, anything (such as correspondence, negotiations or representations before this Deed is executed or an arrangement or understanding) not reflected in this Deed does not bind the parties and may not be relied on by them.

Evidence

11.4	A certificate signed by the Lender of any amount owing under this Deed or anything else relating to this Deed is conclusive evidence of what it states, except in the case of obvious error.

Counterparts

11.5	This Deed may be executed by each party either executing this Deed or a copy of this Deed which contains the same terms and this Deed may consist of any number of copies.

11.6	If more than one copy of this Deed is executed by the parties:

11.6.1	The document will take effect on the day this Deed is dated.

11.6.2	Each executed copy of this Deed will be an original and all of the copies together will constitute the same document.

Exercise of rights

11.7	A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy.

11.8	A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy and failure by a party to exercise, or delay by a party in exercising, a right, power or remedy does not prevent its exercise.

Governing law and jurisdiction

11.9	This Deed is governed by the law of the place specified in the Summary Provisions. The parties submit to the non-exclusive jurisdiction of its courts and courts of appeal from them. The parties will not object to the exercise of jurisdiction by those courts on any basis.

Indemnities

11.10	Each indemnity is a continuing obligation, separate from the other obligations of the parties, and continues after this Deed ends.

11.11	A party may enforce a right of indemnity at any time (including before it has incurred loss).

Severability

11.12	Each provision of this Deed is individually severable. If any provision is or becomes illegal, unenforceable or invalid in any jurisdiction it is to be treated as being severed from this Deed in the relevant jurisdiction, but the rest of this Deed will not be affected by the severing of the provision. The legality, validity and enforceability of the provision in any other jurisdiction will not be affected.

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Variation

11.13	No variation of this Deed will be of any force or effect unless it is in writing and signed by the Lender.

Remedies cumulative

11.14	The rights and remedies conferred by this Deed upon the Lender shall not be deemed exclusive but shall be cumulative and in addition to all other rights and remedies available to the Lender by law, by virtue of this Deed or any guarantees or any other documents, Deeds or obligations entered into previously or at any future time by the parties or any other person in respect of the obligations under this Deed.

Moratorium legislation

11.15	To the full extent permitted by law the provisions of all legislation whether existing now or in the future operating directly or indirectly:

11.15.1	to lessen or otherwise to vary or affect in favour of the Borrower any obligation under this Deed; or

11.15.2	to delay or otherwise to prevent or prejudicially affect the exercise of rights or remedies conferred on the Lender by this Deed,

are negatived and excluded from this Deed.

12.	Definitions and interpretation

Definitions

12.1	In this Deed each term defined in the Summary Provisions has the meaning provided in the Summary Provisions. The following definitions also apply:

Banking Day means a day on which trading banks are open for business generally in New South Wales.

Change in Control means in relation to a corporation, a change in any of the following:

(a)	control of the composition of its board of directors;

(b)	control of more than one half of the voting rights attaching to its shares; or

(c)	control of more than one half of its issued share capital, excluding any part of its issued share capital which carries no right to participate beyond a specified amount in the distribution of either profit or capital.

Encumbrance means any mortgage, pledge, lien, charge, assignment, hypothecation, title retention, trust arrangement, set-off or any security or preferential interest or arrangement of any kind, or any other right of or arrangement with any creditor to have its claims satisfied prior to other creditors with, or from the proceeds of, any asset including, but without limitation, any deposit of money by way of security.

Event of Default means any of the events specified in clause 8.17.1.

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Material Adverse Effect means a material adverse effect on the business or financial condition of the Borrower.

Summary Provisions means the summary provisions set out at the start of this Deed.

Interpretation

12.2	In the interpretation of this Deed, the following provisions apply unless the context otherwise requires:

12.2.1	Headings are inserted for convenience only and do not affect the interpretation of this Deed.

12.2.2	A reference in this Deed to a business day means a day other than a Saturday or Sunday on which banks are open for business generally in Sydney.

12.2.3	If the day on which any act matter or thing is to be done under this Deed is not a business day, the act matter or thing must be done on the next business day.

12.2.4	A reference in this Deed to any law, legislation or legislative provision includes any statutory modification, amendment or re-enactment, and any subordinate legislation or regulations issued under that legislation or legislative provision.

12.2.5	A reference in this Deed to any document or Deed is to that document or Deed as amended, novated, supplemented or replaced.

12.2.6	A reference to a clause, part, schedule or attachment is a reference to a clause, part, schedule or attachment of or to this Deed.

12.2.7	Where a word or phrase is given a defined meaning, another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.

12.2.8	A word which indicates the singular indicates the plural, a word which indicates the plural indicates the singular, and a reference to any gender also indicates the other genders.

12.2.9	A reference to the word 'include' or 'including' is to be interpreted without limitation.

12.2.10	A reference to 'deal with' includes selling, leasing, transferring, parting with possession of, otherwise disposing of and conferring a right or interest on someone else and agreeing to do any of those things, and ‘dealing' and dealing with’ have equivalent meanings.

12.2.11	A reference to 'owing' means actually or contingently owing, and “owe” and “owed” have an equivalent meaning.

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Executed as an Deed

Executed by Mariposa Health Limited (ACN: 134 154 680) in accordance with section 127 of the Corporations Act 2001 (Cth):	) ) ) )

Director		Director/Secretary

Kevin Lynn
Name (please print)		Name (please print)

Executed by PT Soho Industri Pharmasi Ltd : Ludovic Toulemonde by a duly authorised officer	) ) ) )

Director		Witness:

(1) Piero Brambati and (2) Yuliana Tjhai
Name (please print)		Name (please print)

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